UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ---------------

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934
                               OCTOBER 25, 2002
                      (Date of Earliest Event Reported)

                        DREYER'S GRAND ICE CREAM, INC.
            (Exact name of registrant as specified in its charter)



        DELAWARE                  0-14190                94-2967523
     (State or other      (Commission File Number)      (IRS Employer
      jurisdiction                                     Identification
    of incorporation)                                       No.)

                5929 COLLEGE AVENUE, OAKLAND, CALIFORNIA 94618
         (Address of principal executive offices, including Zip Code)
                                (510) 652-8187
             (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

            On October 25, 2002, the parties to the Agreement and Plan of Merger and Contribution, dated as of June 16, 2002 ("Merger Agreement"), by and among Dreyer's Grand Ice Cream Company, Inc. ("Dreyer's"), New December, Inc., December Merger Sub, Inc., Nestle Holdings, Inc. and NICC Holdings, Inc. entered into an amendment to the Merger Agreement to change the name of the holding company resulting from the transactions contemplated by the Merger Agreement from "Dreyer's Grand Ice Cream, Inc." to "Dreyer's Grand Ice Cream Holdings, Inc." A copy of the amendment is attached hereto as Exhibit 2.1.

      Dreyer's and Nestle are currently engaged in the preparation of a proxy statement/prospectus relating to the transactions contemplated by the Merger Agreement. While Dreyer's expects the proxy statement/prospectus to be filed soon, a target filing date with respect to the proxy statement/prospectus has not yet been determined.

ITEM 7.  EXHIBITS.

            (C) Exhibits.

                  Exhibit 2.1 Amendment No. 1, dated October 25, 2002, to the
                              Agreement and Plan of Merger and Contribution, dated as of June 16, 2002, by and among Dreyer's Grand Ice Cream Company, Inc., New December, Inc., December Merger Sub, Inc., Nestle Holdings, Inc. and NICC Holdings, Inc.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Dreyer's Grand Ice Cream, Inc.

Date:  October 25, 2002                   By: /s/ Timothy F. Kahn
                                              --------------------------------
                                              Name: Timothy F. Kahn

                                              Title: Vice President Finance and
                                                     Administration and Chief
                                                     Financial Officer

                                EXHIBIT INDEX



Exhibit No.                       Description
-----------                       -----------

Exhibit 2.1 Amendment No. 1, dated October 25, 2002, to the Agreement and Plan of Merger and Contribution, dated as of June 16, 2002, by and among Dreyer's Grand Ice Cream Company, Inc., New December, Inc., December Merger Sub, Inc., Nestle Holdings, Inc. and NICC Holdings, Inc.